Assured Guaranty Ltd.
June 30, 2021
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, the effectiveness, acceptance and distribution of COVID-19 vaccines, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (3) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (4) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (5) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (6) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (7) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty's Puerto Rico exposure in a manner substantially consistent with the support agreements signed to date; (8) increased competition, including from new entrants into the financial guaranty industry; (9) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (10) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities as well as on the mark-to-market of assets Assured Guaranty manages; (12) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (13) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (14) changes in applicable accounting policies or practices; (15) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (16) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain now known as Assured Investment Management LLC) and its associated entities; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP Highlights
Net income (loss) attributable to AGL	$98	$183	$109	$128
Net income (loss) attributable to AGL per diluted share	$1.29	$2.10	$1.42	$1.42
Weighted average shares outstanding
Basic shares outstanding	75.2	86.5	75.9	89.5
Diluted shares outstanding	76.0	87.0	76.7	90.2
Effective tax rate on net income	18.5%	15.4%	16.5%	18.5%
GAAP return on equity (ROE) (3)	6.1%	11.5%	3.3%	3.9%

Non-GAAP Highlights (1)
Adjusted operating income (loss)(1)
Insurance segment	$152	$154	$231	$239
Asset Management segment	(2)	(9)	(9)	(18)
Corporate division	(34)	(26)	(63)	(65)
Other	4	—	4	(4)
Adjusted operating income (loss)	$120	$119	$163	$152
Adjusted operating income (loss) per diluted share (1)	$1.59	$1.36	$2.13	$1.68
Weighted average diluted shares outstanding	76.0	87.0	76.7	90.2
Effective tax rate on adjusted operating income (2)	18.7%	14.2%	17.7%	16.5%
Adjusted operating ROE (1)(3)	8.0%	7.9%	5.4%	5.0%
Insurance Segment
Gross written premiums (GWP)	$84	$149	$171	$213
Present value of new business production (PVP) (1)	81	96	167	147
Gross par written	6,137	6,012	11,609	9,045
Asset Management Segment
Inflows-third party	$426	$454	$1,239	$465
Inflows-intercompany	—	687	109	764

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$15	$32	$31	$47
Net income effect	11	25	24	36
Net income per diluted share	0.15	0.29	0.31	0.40

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(4), pre-tax	$15	$32	$31	$47
Adjusted operating income(4) effect	11	25	24	36
Adjusted operating income per diluted share (4)	0.15	0.29	0.31	0.40

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.
4)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	June 30, 2021		December 31, 2020
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$6,503	$87.74	$6,643	$85.66
Adjusted operating shareholders' equity (1)	6,063	81.81	6,087	78.49
Adjusted book value (1)	8,873	119.72	8,908	114.87
Gain (loss) related to the effect of consolidating variable interest entities (VIE consolidation) included in adjusted operating shareholders' equity	3	0.05	2	0.03
Gain (loss) related to VIE consolidation included in adjusted book value	(6)	(0.09)	(8)	(0.10)

Shares outstanding at the end of period	74.1		77.5

Exposure
Financial guaranty net debt service outstanding	$365,317		$366,233
Financial guaranty net par outstanding	234,736		234,153

Claims-paying resources (2)	$11,182		$11,077

Assets under management (AUM)
Collateralized loan obligations (CLOs)	$14,562		$13,856
Opportunity funds	1,463		1,486
Liquid strategies	388		383
Wind-down funds	1,179		1,623
Total	$17,592		$17,348

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 17 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	June 30,	December 31,
	2021	2020
Assets:
Investment portfolio:
Fixed-maturity securities available-for-sale, at fair value	$8,819	$8,773
Short-term investments, at fair value	1,087	851
Other invested assets	237	214
Total investment portfolio	10,143	9,838
Cash	144	162
Premiums receivable, net of commissions payable	1,373	1,372
Deferred acquisition costs (DAC)	126	119
Salvage and subrogation recoverable	986	991
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	287	296
Assets of consolidated investment vehicles (CIVs)	3,547	1,913
Goodwill and other intangible assets	181	203
Other assets	439	440
Total assets	$17,226	$15,334

Liabilities:
Unearned premium reserve	$3,704	$3,735
Loss and loss adjustment expense (LAE) reserve	1,064	1,088
Long-term debt	1,720	1,224
Credit derivative liabilities, at fair value	157	103
FG VIEs' liabilities with recourse, at fair value	296	316
FG VIEs' liabilities without recourse, at fair value	24	17
Liabilities of CIVs	3,109	1,590
Other liabilities	579	556
Total liabilities	10,653	8,629

Redeemable noncontrolling interests	21	21
Shareholders' equity:
Common shares	1	1
Retained earnings	6,056	6,143
Accumulated other comprehensive income	445	498
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,503	6,643
Nonredeemable noncontrolling interests	49	41
Total shareholders' equity	6,552	6,684
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$17,226	$15,334

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Net earned premiums	$102	$121	$205	$224
Net investment income	68	78	138	158
Asset management fees	21	20	45	43
Net realized investment gains (losses)	4	4	1	(1)
Net change in fair value of credit derivatives	(33)	100	(52)	23
Fair value gains (losses) on committed capital securities (CCS)	(6)	(25)	(25)	23
Fair value gains (losses) on CIVs	21	31	37	19
Foreign exchange gains (losses) on remeasurement	5	2	5	(60)
Commutation gain (losses)	—	38	—	38
Other income (loss)	14	3	19	1
Total revenues	196	372	373	468
Expenses
Loss and LAE	(16)	37	14	57
Interest expense	23	21	44	43
Amortization of DAC	4	4	7	7
Employee compensation and benefit expenses	54	46	114	110
Other operating expenses	40	42	97	87
Total expenses	105	150	276	304
Income (loss) before provision for income taxes and equity in earnings of investees	91	222	97	164
Equity in earnings of investees	34	—	43	(4)
Income (loss) before income taxes	125	222	140	160
Less: Provision (benefit) for income taxes	23	34	23	30
Net income (loss)	102	188	117	130
Less: Noncontrolling interests	4	5	8	2
Net income (loss) attributable to AGL	$98	$183	$109	$128

Earnings per share:
Basic	$1.31	$2.11	$1.44	$1.43
Diluted	$1.29	$2.10	$1.42	$1.42

Assured Guaranty Ltd.
Results by Segment (1 of 2)
(in millions)

Results by Segment for the Three Months Ended June 30, 2021 and June 30, 2020

	Three Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$106	$—	$—	$(1)	$105
Net investment income	71	—	—	(3)	68
Asset management fees	—	19	—	2	21
Fair value gains (losses) on CIVs	—	—	—	21	21
Commutation gain (losses)	—	—	—	—	—
Other income (loss)	5	2	—	8	15
Total revenues	182	21	—	27	230

Expenses
Loss expense (benefit)	(12)	—	—	2	(10)
Interest expense	—	—	26	(3)	23
Amortization of DAC and intangible assets	4	3	—	—	7
Employee compensation and benefit expenses	34	15	5	—	54
Other operating expenses	21	6	5	5	37
Total expenses	47	24	36	4	111
Equity in earnings of investees	48	—	—	(14)	34
Income (loss) before income taxes	183	(3)	(36)	9	153
Less: Provision (benefit) for income taxes	31	(1)	(2)	1	29
Less: Noncontrolling interests	—	—	—	4	4
Adjusted operating income (loss)	$152	$(2)	$(34)	$4	$120

	Three Months Ended June 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$125	$—	$—	$(1)	$124
Net investment income	82	—	—	(4)	78
Asset management fees	—	12	—	8	20
Fair value gains (losses) on CIVs	—	—	—	31	31
Commutation gains (losses)	38	—	—	—	38
Other income (loss)	1	1	—	1	3
Total revenues	246	13	—	35	294

Expenses
Loss expense (benefit)	39	—	—	(2)	37
Interest expense	—	—	23	(2)	21
Amortization of DAC and intangible assets	4	3	—	—	7
Employee compensation and benefit expenses	29	14	3	—	46
Other operating expenses	18	7	6	8	39
Total expenses	90	24	32	4	150
Equity in earnings of investees	26	—	—	(26)	—
Income (loss) before income taxes	182	(11)	(32)	5	144
Less: Provision (benefit) for income taxes	28	(2)	(6)	—	20
Less: Noncontrolling interests	—	—	—	5	5
Adjusted operating income (loss)	$154	$(9)	$(26)	$—	$119

Assured Guaranty Ltd.
Results by Segment (2 of 2)
(in millions)

Results by Segment for the Six Months Ended June 30, 2021 and June 30, 2020

	Six Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$213	$—	$—	$(2)	$211
Net investment income	144	—	—	(6)	138
Asset management fees	—	39	—	6	45
Fair value gains (losses) on CIVs	—	—	—	37	37
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	4	2	—	13	19
Total revenues	361	41	—	48	450

Expenses
Loss expense (benefit)	18	—	—	5	23
Interest expense	—	—	49	(5)	44
Amortization of DAC and intangible assets	7	6	—	—	13
Employee compensation and benefit expenses	70	34	10	—	114
Other operating expenses	58	13	9	11	91
Total expenses	153	53	68	11	285
Equity in earnings of investees	67	—	—	(24)	43
Income (loss) before income taxes	275	(12)	(68)	13	208
Less: Provision (benefit) for income taxes	44	(3)	(5)	1	37
Less: Noncontrolling interests	—	—	—	8	8
Adjusted operating income (loss)	$231	$(9)	$(63)	$4	$163

	Six Months Ended June 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$232	$—	$—	$(2)	$230
Net investment income	165	—	1	(8)	158
Asset management fees	—	28	—	15	43
Fair value gains (losses) on CIVs	—	—	—	19	19
Commutation gains (losses)	38	—	—	—	38
Other income (loss)	7	2	(5)	(8)	(4)
Total revenues	442	30	(4)	16	484

Expenses
Loss expense (benefit)	57	—	—	(8)	49
Interest expense	—	—	48	(5)	43
Amortization of DAC and intangible assets	7	6	—	—	13
Employee compensation and benefit expenses	70	32	8	—	110
Other operating expenses	40	14	11	16	81
Total expenses	174	52	67	3	296
Equity in earnings of investees	17	—	(5)	(16)	(4)
Income (loss) before income taxes	285	(22)	(76)	(3)	184
Less: Provision (benefit) for income taxes	46	(4)	(11)	(1)	30
Less: Noncontrolling interests	—	—	—	2	2
Adjusted operating income (loss)	$239	$(18)	$(65)	$(4)	$152

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income (loss) attributable to AGL	$98	$183	$109	$128
Less pre-tax adjustments:
Realized gains (losses) on investments	4	4	1	(1)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(31)	97	(50)	9
Fair value gains (losses) on CCS	(6)	(25)	(25)	23
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	5	2	6	(55)
Total pre-tax adjustments	(28)	78	(68)	(24)
Less tax effect on pre-tax adjustments	6	(14)	14	—
Adjusted operating income (loss)	$120	$119	$163	$152

Per diluted share:
Net income (loss) attributable to AGL	$1.29	$2.10	$1.42	$1.42
Less pre-tax adjustments:
Realized gains (losses) on investments	0.05	0.05	0.01	(0.01)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.40)	1.11	(0.65)	0.10
Fair value gains (losses) on CCS	(0.08)	(0.28)	(0.32)	0.25
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.06	0.02	0.07	(0.61)
Total pre-tax adjustments	(0.37)	0.90	(0.89)	(0.27)
Less tax effect on pre-tax adjustments	0.07	(0.16)	0.18	0.01
Adjusted operating income (loss)	$1.59	$1.36	$2.13	$1.68

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2021	2021	2020	2020	2020	2019
Shareholders' equity attributable to AGL	$6,503	$6,430	$6,643	$6,444	$6,240	$6,639
Adjusted operating shareholders' equity	6,063	6,032	6,087	5,997	6,051	6,246
Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	3	1	2	8	12	7

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2021	2020	2021	2020
Net income (loss) attributable to AGL			$98	$183	$109	$128
Adjusted operating income (loss)			120	119	163	152

Average shareholders' equity attributable to AGL			$6,467	$6,342	$6,573	$6,542
Average adjusted operating shareholders' equity			6,048	6,024	6,075	6,122
Gain (loss) related to VIE consolidation included in average adjusted operating shareholders' equity			2	10	3	8

GAAP ROE (1)			6.1%	11.5%	3.3%	3.9%
Adjusted operating ROE (1)			8.0%	7.9%	5.4%	5.0%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	June 30,	March 31	December 31,	June 30,	March 31	December 31,
	2021	2021	2020	2020	2020	2019
Reconciliation of shareholders' equity attributable to AGL to adjusted book value:
Shareholders' equity attributable to AGL	$6,503	$6,430	$6,643	$6,444	$6,240	$6,639
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(41)	(10)	9	(47)	(144)	(56)
Fair value gains (losses) on CCS	27	33	52	76	101	52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	552	463	611	510	275	486
Less taxes	(98)	(88)	(116)	(92)	(43)	(89)
Adjusted operating shareholders' equity	6,063	6,032	6,087	5,997	6,051	6,246
Pre-tax reconciling items:
Less: Deferred acquisition costs	126	124	119	116	113	111
Plus: Net present value of estimated net future revenue	178	181	182	188	193	206
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,354	3,359	3,355	3,317	3,273	3,296
Plus taxes	(596)	(597)	(597)	(590)	(584)	(590)
Adjusted book value	$8,873	$8,851	$8,908	$8,796	$8,820	$9,047

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(1), $-, $-, $(2), (4) and $(2))	$3	$1	$2	$8	$12	$7

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $2, $4, $2, $1, $(2) and $1)	$(6)	$(9)	$(8)	$(2)	$2	$(4)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of June 30, 2021
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,582	$(12)	3.59%	3.28%	$3,919	$128
U.S. government and agencies	138	—	2.39	2.03	145	3
Corporate securities	2,545	(1)	2.62	2.29	2,702	67
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	514	(19)	4.55	3.84	512	24
Commercial mortgage-backed securities	338	—	3.47	3.00	360	12
Asset-backed securities (ABS)
CLOs	554	—	2.20	1.75	556	12
Other ABS (4)	426	(7)	5.86	4.73	453	25
Non-U.S. government securities	169	—	1.11	1.10	172	2
Total fixed maturity securities	8,266	(39)	3.30	2.91	8,819	273
Short-term investments	1,087	—	0.01	0.01	1,087	—
Cash (5)	144	—	—	—	144	—
Total	$9,497	$(39)	2.92%	2.57%	$10,050	$273

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$145	1.7%
AAA/Aaa	1,300	14.7
AA/Aa	3,221	36.5
A/A	2,183	24.8
BBB	1,210	13.7
Below-investment-grade (BIG) (7)	688	7.8
Not rated	72	0.8
Total fixed maturity securities, available-for-sale	$8,819	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.4

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $7 million insured by Assured Guaranty Municipal Corp. (AGM).
3)    Includes fair value of $201 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.
7)    Includes BIG securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $876 million in par with carrying value of $688 million.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of June 30, 2021

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities	$8,759	$60	$—	$8,819

Short-term investments	494	582	11	1,087
Cash	99	1	44	144
Total short-term investments and cash	593	583	55	1,231
Other invested assets
AssuredIM Funds (3)
CLOs	182	—	(182)	—
Municipal bonds	107	—	(107)	—
Healthcare funds	90	—	—	90
Asset-based funds	54	—	(54)	—
Equity method investments-AssuredIM Funds	433	—	(343)	90
Equity method investments-other	126	8	—	134
Other	7	—	6	13
Other invested assets	566	8	(337)	237
Total investment portfolio and cash	$9,918	$651	$(282)	$10,287
CIVs
Assets of CIVs	$—	$—	$3,547	$3,547
Liabilities of CIVs	—	—	(3,109)	(3,109)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(49)	(49)
Total CIVs	$—	$—	$368	$368

Investment Portfolio, Cash and CIVs as of December 31, 2020

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities	$8,703	$70	$—	$8,773

Short-term investments	607	224	20	851
Cash	120	11	31	162
Total short-term investments and cash	727	235	51	1,013
Other invested assets
AssuredIM Funds
CLOs	100	—	(100)	—
Municipal bonds	105	—	(105)	—
Healthcare funds	97	—	(6)	91
Asset-based funds	43	—	(43)	—
Equity method investments-AssuredIM Funds	345	—	(254)	91
Equity method investments-other	99	8	—	107
Other	6	—	10	16
Other invested assets	450	8	(244)	214
Total investment portfolio and cash	$9,880	$313	$(193)	$10,000
CIVs
Assets of CIVs	$—	$—	$1,913	$1,913
Liabilities of CIVs	—	—	(1,590)	(1,590)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(41)	(41)
Total CIVs	$—	$—	$261	$261

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc. (AGMH).
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (1 of 2)
(dollars in millions)

Net Investment Income, Equity in Earnings of Investees and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended June 30, 2021 and June 30, 2020

	Three Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$71	$—	$—	$(3)	$68

Equity in earnings of investees
AssuredIM Funds	$37	$—	$—	$(14)	$23
Other	11	—	—	—	11
Equity in earnings of investees	$48	$—	$—	$(14)	$34

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$21	$21
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$17	$17

	Three Months Ended June 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$82	$—	$—	$(4)	$78

Equity in earnings of investees
AssuredIM Funds	$26	$—	$—	$(26)	$—
Other	—	—	—	—	—
Equity in earnings of investees	$26	$—	$—	$(26)	$—

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$31	$31
Noncontrolling interests	—	—	—	(5)	(5)
Total CIVs	$—	$—	$—	$26	$26

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (2 of 2)
(dollars in millions)

Net Investment Income, Equity in Earning of Investees and Fair Value Gains (Losses) on CIVs on a Segment basis for the Six Months Ended June 30, 2021 and June 30, 2020

	Six Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$144	$—	$—	$(6)	$138

Equity in earnings of investees
AssuredIM Funds	$47	$—	$—	$(24)	$23
Other	20	—	—	—	20
Equity in earnings of investees	$67	$—	$—	$(24)	$43

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$37	$37
Noncontrolling interests	—	—	—	(8)	(8)
Total CIVs	$—	$—	$—	$29	$29

	Six Months Ended June 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$165	$—	$1	$(8)	$158

Equity in earnings of investees
AssuredIM Funds	$16	$—	$—	$(16)	$—
Other	1	—	(5)	—	(4)
Equity in earnings of investees	$17	$—	$(5)	$(16)	$(4)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$19	$19
Noncontrolling interests	—	—	—	(2)	(2)
Total CIVs	$—	$—	$—	$17	$17

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Net earned premiums and credit derivative revenues	$106	$125	$213	$232
Net investment income	71	82	144	165
Commutation gains (losses)	—	38	—	38
Other income (loss)	5	1	4	7
Total revenues	182	246	361	442

Expenses
Loss expense	(12)	39	18	57
Amortization of DAC	4	4	7	7
Employee compensation and benefit expenses	34	29	70	70
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	—	16	—
Other operating expenses	21	18	42	40
Total expenses	47	90	153	174
Equity in earnings of investees	48	26	67	17
Adjusted operating income (loss) before income taxes	183	182	275	285
Less:Provision (benefit) for income taxes	31	28	44	46
Adjusted operating income (loss)	$152	$154	$231	$239

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2021
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd. (6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,943	$1,725	$725	$(220)	$5,173
Contingency reserve(1)	947	594	—	—	1,541
Qualified statutory capital	3,890	2,319	725	(220)	6,714
Unearned premium reserve and net deferred ceding commission income(1)	2,137	348	579	(78)	2,986
Loss and LAE reserves (1)	13	66	131	—	210
Total policyholders' surplus and reserves	6,040	2,733	1,435	(298)	9,910
Present value of installment premium	463	184	225	—	872
CCS	200	200	—	—	400
Total claims-paying resources	$6,703	$3,117	$1,660	$(298)	$11,182

Statutory net exposure (1)(3)	$150,113	$20,975	$59,821	$(642)	$230,267

Net debt service outstanding (1)(3)	$238,626	$32,125	$90,761	$(1,362)	$360,150

Ratios:
Net exposure to qualified statutory capital	39:1	9:1	83:1		34:1
Capital ratio (4)	61:1	14:1	125:1		54:1
Financial resources ratio (5)	36:1	10:1	55:1		32:1
Statutory net exposure to claims-paying resources	22:1	7:1	36:1		21:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries. On April 1, 2021, MAC was merged with and into AGM, with AGM as the surviving company.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and Assured Guaranty Corp. (AGC), and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,016 million of specialty insurance and reinsurance exposure.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AGRe on a U.S. statutory-basis, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended June 30, 2021 and June 30, 2020

	Three Months Ended					Three Months Ended
	June 30, 2021					June 30, 2020
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$29	$44	$11	$—	$84	$60	$81	$8	$—	$149
Less: Installment GWP and other GAAP adjustments (1)	—	24	11	—	35	—	81	8	—	89
Upfront GWP	29	20	—	—	49	60	—	—	—	60
Plus: Installment premium PVP	—	23	9	—	32	—	28	8	—	36
Total PVP	$29	$43	$9	$—	$81	$60	$28	$8	$—	$96

Gross par written	$4,716	961	460	—	$6,137	$5,282	557	173	—	$6,012

Reconciliation of GWP to PVP for the Six Months Ended June 30, 2021 and June 30, 2020

	Six Months Ended					Six Months Ended
	June 30, 2021					June 30, 2020
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$108	$49	$14	$—	$171	$89	$115	$9	$—	$213
Less: Installment GWP and other GAAP adjustments (1)	34	27	12	—	73	—	115	9	—	124
Upfront GWP	74	22	2	—	98	89	—	—	—	89
Plus: Installment premium PVP	36	24	9	—	69	—	49	9	—	58
Total PVP	$110	$46	$11	$—	$167	$89	$49	$9	$—	$147

Gross par written	$10,143	$961	$505	—	$11,609	$7,923	$934	$188	—	$9,045

1)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2021		June 30, 2021
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$2,513	A	$4,270	A
Taxed backed	705	A	1,964	A
Municipal utilities	187	A-	797	BBB+
Infrastructure finance	—	—	752	BBB+
Transportation	651	A	991	A-
Higher Education	328	BBB+	561	A-
Healthcare	313	BBB+	745	BBB+
Housing revenue	—	—	44	BBB-
Other U.S. public finance	19	A	19	A
Total U.S. public finance	4,716	A	10,143	A-
Non-U.S. public finance:
Infrastructure finance	702	BBB	702	BBB
Renewable energy	153	BBB+	153	BBB+
Sovereign and sub-sovereign	106	A	106	A
Total non-U.S. public finance	961	BBB+	961	BBB+
Total public finance	5,677	A-	11,104	A-

U.S. structured finance:
Insurance securitizations	453	A+	453	A+
Commercial mortgage-backed securities	—	—	37	A
Other structured finance	7	A-	15	A-
Total U.S. structured finance	460	A+	505	A+
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	460	A+	505	A+

Total gross par written	$6,137	A-	$11,609	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-20	2Q-20	3Q-20	4Q-20	1Q-21	2Q-21	2020	2021
PVP:
Public finance - U.S.	$29	$60	$93	$110	$81	$29	$89	$110
Public finance - non-U.S.	21	28	24	9	3	43	49	46
Structured finance - U.S.	1	8	—	5	2	9	9	11
Structured finance - non-U.S.	—	—	—	2	—	—	—	—
Total PVP	$51	$96	$117	$126	$86	$81	$147	$167

Reconciliation of GWP to PVP:

Total GWP	$64	$149	$121	$120	$87	$84	$213	$171
Less: Installment GWP and other GAAP adjustments	35	89	28	39	38	35	124	73
Upfront GWP	29	60	93	81	49	49	89	98
Plus: Installment premium PVP	22	36	24	45	37	32	58	69
Total PVP	$51	$96	$117	$126	$86	$81	$147	$167

Gross par written:
Public finance - U.S.	$2,641	$5,282	$6,932	$6,343	$5,427	$4,716	$7,923	$10,143
Public finance - non-U.S.	377	557	500	—	—	961	934	961
Structured finance - U.S.	15	173	—	192	45	460	188	505
Structured finance - non-U.S.	—	—	—	253	—	—	—	—
Total	$3,033	$6,012	$7,432	$6,788	$5,472	$6,137	$9,045	$11,609

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2021 (as of June 30)		$365,317
2021 Q3	$7,244	358,073	$80	$5	$1	$3
2021 Q4	6,134	351,939	78	5	1	3
2022	21,005	330,934	298	20	3	10
2023	18,578	312,356	277	19	3	10
2024	19,205	293,151	255	18	3	9
2025	19,002	274,149	232	17	3	9

2021-2025	91,168	274,149	1,220	84	14	44
2026-2030	82,970	191,179	942	67	12	38
2031-2035	68,383	122,796	654	44	11	31
2036-2040	50,343	72,453	381	28	5	21
After 2040	72,453	—	517	47	—	15
Total	$365,317		$3,714	$270	$42	$149

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,714	$41
Specialty	12	—
Net deferred premium revenue	3,726	41
Contra-paid	(40)	(4)
Net unearned premium reserve	$3,686	$37

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2021. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See page 23, ‘‘Net Expected Loss to be Expensed.’’ The following is a reconciliation of net deferred premium revenue to net unearned premiums reserve. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).
3)     Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended June 30, 2021

	Net Expected Loss to be Paid (Recovered) as of March 31, 2021	Economic Loss Development (Benefit) During 2Q-21	(Paid) Recovered Losses During 2Q-21	Net Expected Loss to be Paid (Recovered) as of June 30, 2021
Public Finance:
U.S. public finance	$228	$1	$(8)	$221
Non-U.S public finance	24	(1)	(1)	22
Public Finance	252	—	(9)	243

Structured Finance:
U.S. RMBS	181	(28)	25	178
Other structured finance	39	8	(2)	45
Structured Finance	220	(20)	23	223
Total	$472	$(20)	$14	$466

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Six Months Ended June 30, 2021

	Net Expected Loss to be Paid (Recovered) as of December 31, 2020	Economic Loss Development (Benefit) During 2021	(Paid) Recovered Losses During 2021	Net Expected Loss to be Paid (Recovered) as of June 30, 2021
Public Finance:
U.S. public finance	$305	$16	$(100)	$221
Non-U.S public finance	36	(13)	(1)	22
Public Finance	341	3	(101)	243

Structured Finance:
U.S. RMBS	148	(17)	47	178
Other structured finance	40	7	(2)	45
Structured Finance	188	(10)	45	223
Total	$529	$(7)	$(56)	$466

1)    Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of June 30, 2021
(dollars in millions)

		Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$5,624	$4	$4	$4	$30	$30	$30
Non-U.S public finance	512	(1)	(1)	(1)	(9)	(9)	(9)
Public finance	6,136	3	3	3	21	21	21
Structured finance:
U.S. RMBS	1,384	(18)	(20)	(22)	(6)	(5)	(10)
Other structured finance	129	(1)	7	7	(1)	7	7
Structured finance	1,513	(19)	(13)	(15)	(7)	2	(3)
Total	$7,649	$(16)	$(10)	$(12)	$14	$23	$18

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of June 30, 2021
(dollars in millions)

GAAP

2021 (July 1 - September 30)	$8
2021 (October 1 - December 31)	8
2022	31
2023	31
2024	32
2025	30
2021-2025	140
2026-2030	123
2031-2035	74
2036-2040	18
After 2040	4
Total expected present value of net expected loss to be expensed(2)	359
Future accretion	113
Total expected future loss and LAE	$472

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.00% to 2.14% for U.S. dollar denominated obligations.
2)      Excludes $28 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of June 30, 2021		As of December 31, 2020
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$72,993	A-	$72,268	A-
Tax backed	35,315	A-	34,800	A-
Municipal utilities	24,943	A-	25,275	A-
Transportation	15,463	BBB+	15,179	BBB+
Healthcare	9,054	BBB+	8,691	BBB+
Higher education	6,369	A-	6,127	A-
Infrastructure finance	6,325	A-	5,843	A-
Housing revenue	1,092	BBB-	1,149	BBB
Investor-owned utilities	634	A-	644	A-
Renewable energy	196	A-	204	A-
Other public finance	1,283	A-	1,417	A-
Total U.S. public finance	173,667	A-	171,597	A-
Non-U.S. public finance:
Regulated utilities	18,947	BBB+	19,370	BBB+
Infrastructure finance	17,313	BBB	17,819	BBB
Sovereign and sub-sovereign	11,537	A+	11,682	A+
Renewable energy	2,710	A-	2,708	A-
Pooled infrastructure	1,459	AAA	1,449	AAA
Total non-U.S. public finance	51,966	BBB+	53,028	A-
Total public finance	$225,633	A-	$224,625	A-

U.S. structured finance:
Life insurance transactions	3,032	AA-	2,581	AA-
RMBS	$2,715	BBB-	$2,990	BBB-
Financial products	780	AA-	820	AA-
Pooled corporate obligations	751	AA	1,193	AA
Consumer receivables	673	A	768	A-
Other structured finance	617	A-	600	A-
Total U.S. structured finance	8,568	A	8,952	A

Non-U.S. structured finance:
RMBS	345	A	357	A
Other structured finance	190	AA-	219	A+
Total non-U.S. structured finance	535	A	576	A
Total structured finance	$9,103	A	$9,528	A

Total	$234,736	A-	$234,153	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of June 30, 2021
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$309	0.2%	$2,563	4.9%	$1,010	11.8%	$174	32.5%	$4,056	1.7%
AA	17,490	10.1	4,640	8.9	4,313	50.3	10	1.9	26,453	11.3
A	92,063	53.0	10,423	20.1	1,043	12.2	138	25.8	103,667	44.2
BBB	58,181	33.5	33,828	65.1	689	8.0	213	39.8	92,911	39.5
BIG	5,624	3.2	512	1.0	1,513	17.7	—	—	7,649	3.3
Net Par Outstanding (1)	$173,667	100.0%	$51,966	100.0%	$8,568	100.0%	$535	100.0%	$234,736	100.0%

1)    As of June 30, 2021, the Company excluded $1.3 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of June 30, 2021
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$34,609	14.7%
Texas	15,953	6.8
New York	15,564	6.6
Pennsylvania	15,367	6.5
Illinois	12,903	5.5
New Jersey	9,984	4.3
Florida	6,955	3.0
Michigan	5,281	2.2
Louisiana	4,942	2.1
Puerto Rico	3,725	1.6
Other	48,384	20.6
Total U.S. public finance	173,667	73.9
U.S. structured finance	8,568	3.7
Total U.S.	182,235	77.6

Non-U.S.:
United Kingdom	38,520	16.5
France	3,030	1.3
Canada	2,150	0.9
Australia	1,902	0.8
Spain	1,875	0.8
Other	5,024	2.1
Total non-U.S.	52,501	22.4

Total net par outstanding	$234,736	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of June 30, 2021
(dollars in millions)

	Gross Exposure		Net Exposure
	As of		As of
	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020
Life insurance transactions (1)	$1,211	$1,121	$816	$720
Aircraft residual value insurance policies (2)	355	363	200	208
Total	$1,566	$1,484	$1,016	$928

1)    The life insurance transactions net exposure is projected to increase to approximately $1.1 billion by June 30, 2027.
2)    As of June 30, 2021 and December 31, 2020, $5 million and $13 million, respectively, of aircraft residual value insurance exposure was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2021 (as of June 30)						$9,103
2021 Q3	67	124	(16)	63	238	8,865
2021 Q4	22	119	(10)	205	336	8,529
2022	109	380	16	129	634	7,895
2023	145	295	10	164	614	7,281
2024	24	302	13	156	495	6,786
2025	22	270	27	235	554	6,232

2021-2025	389	1,490	40	952	2,871	6,232
2026-2030	94	623	410	1,259	2,386	3,846
2031-2035	94	188	288	1,180	1,750	2,096
2036-2040	174	408	41	1,153	1,776	320
After 2040	—	6	1	313	320	—
Total structured finance	$751	$2,715	$780	$4,857	$9,103

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2021 (as of June 30)		$225,633
2021 Q3	4,620	221,013
2021 Q4	3,200	217,813
2022	11,062	206,751
2023	9,159	197,592
2024	10,314	187,278
2025	10,530	176,748

2021-2025	48,885	176,748
2026-2030	47,475	129,273
2031-2035	43,778	85,495
2036-2040	34,103	51,392
After 2040	51,392	—
Total public finance	$225,633

Net par outstanding (end of period)

	1Q-20	2Q-20	3Q-20	4Q-20	1Q-21	2Q-21
Public finance - U.S.	$172,795	$173,143	$172,570	$171,597	$172,941	$173,667
Public finance - non-U.S.	48,575	49,293	51,242	53,028	52,099	51,966
Structured finance - U.S.	8,806	8,822	8,581	8,952	8,678	8,568
Structured finance - non-U.S.	722	701	682	576	552	535
Net par outstanding	$230,898	$231,959	$233,075	$234,153	$234,270	$234,736

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2021
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$3,789	$3,725	$5,578	$5,497

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Puerto Rico Exposures Subject to a Support Agreement (2)
Commonwealth of Puerto Rico - General Obligation (GO) (3)	$574	$185	$353	$—	$1,112	$1,150
Puerto Rico Public Buildings Authority (PBA) (3)	2	134	—	(2)	134	140
Subtotal - GO/PBA PSA	576	319	353	(2)	1,246	1,290

Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	244	472	180	(79)	817	817
PRHTA (Highway revenue) (3)	399	63	31	—	493	493
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Subtotal - HTA/CCDA PSA	643	687	211	(79)	1,462	1,462

Puerto Rico Electric Power Authority (PREPA)(3)	489	71	216	—	776	787
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Subtotal Subject to a Support Agreement	1,708	1,092	781	(81)	3,500	3,555

Other Puerto Rico Exposures
Puerto Rico Municipal Finance Agency (MFA) (4)	151	23	49	—	223	232
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR)(4)	—	2	—	—	2	2
Subtotal Other Puerto Rico Exposures	151	25	49	—	225	234

Total exposure to Puerto Rico	$1,859	$1,117	$830	$(81)	$3,725	$3,789

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    The Support Agreements, including the GO/PBA plan support agreements (PSA) and the HTA/CCDA PSA, are described in Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, Part 1, Financial Information, Item 1, Financial Statements, Note 3, Outstanding Exposure.
3)    As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.
4)    As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2021
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2021 (3Q)	2021 (4Q)	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031 - 2035	2036 - 2040	2041 - 2042	Total
Puerto Rico Exposures Subject to a Support Agreement
Commonwealth of Puerto Rico - GO	$16	$—	$37	$14	$73	$68	$34	$90	$33	$63	$48	$491	$145	$—	$1,112
PBA	12	—	—	7	—	6	11	40	1	1	1	38	17	—	134
Subtotal - GO/PBA PSA	28	—	37	21	73	74	45	130	34	64	49	529	162	—	1,246
PRHTA (Transportation revenue)	18	—	28	33	4	29	24	29	34	49	31	242	251	45	817
PRHTA (Highway revenue)	35	—	40	32	32	34	1	—	10	13	16	227	53	—	493
PRCCDA	—	—	—	—	—	—	—	19	—	—	—	104	29	—	152
Subtotal - HTA/CCDA PSA	53	—	68	65	36	63	25	48	44	62	47	573	333	45	1,462
PREPA	28	—	28	95	93	68	106	105	68	39	44	102	—	—	776
PRIFA	—	—	—	2	—	—	—	—	—	—	—	—	10	4	16
Subtotal Subject to a Support Agreement	109	—	133	183	202	205	176	283	146	165	140	1,204	505	49	3,500

Other Puerto Rico Exposures
MFA	43	—	43	23	19	18	37	15	12	7	6	—	—	—	223
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	43	—	43	23	20	18	37	15	12	7	6	1	—	—	225

Total	$152	$—	$176	$206	$222	$223	$213	$298	$158	$172	$146	$1,205	$505	$49	$3,725

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2021
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2021 (3Q)	2021 (4Q)	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031 - 2035	2036 - 2040	2041 - 2042	Total
Puerto Rico Exposures Subject to a Support Agreement
Commonwealth of Puerto Rico - GO	$45	$—	$94	$70	$128	$119	$82	$136	$75	$103	$84	$623	$159	$—	$1,718
PBA	16	—	7	13	6	13	17	44	3	4	3	49	18	—	193
Subtotal - GO/PBA PSA	61	—	101	83	134	132	99	180	78	107	87	672	177	—	1,911
PRHTA (Transportation revenue)	40	—	69	73	42	67	61	64	67	81	61	367	300	47	1,339
PRHTA (Highway revenue)	48	—	64	54	53	53	18	17	27	29	31	277	55	—	726
PRCCDA	3	—	7	7	7	7	7	26	6	6	6	127	31	—	240
Subtotal - HTA/CCDA PSA	91	—	140	134	102	127	86	107	100	116	98	771	386	47	2,305
PREPA	43	3	62	129	122	91	126	122	80	47	52	110	—	—	987
PRIFA	—	—	1	3	1	1	1	1	—	1	1	3	13	4	30
Subtotal Subject to a Support Agreement	195	3	304	349	359	351	312	410	258	271	238	1,556	576	51	5,233

Other Puerto Rico Exposures
MFA	49	—	52	29	24	22	41	17	14	8	6	—	—	—	262
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	49	—	52	29	25	22	41	17	14	8	6	1	—	—	264

Total	$244	$3	$356	$378	$384	$373	$353	$427	$272	$279	$244	$1,557	$576	$51	$5,497

Assured Guaranty Ltd.
U.S. RMBS Profile
As of June 30, 2021
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$4	$98	$12	$542	$—	$656
AA	15	78	8	170	16	287
A	8	22	—	12	74	116
BBB	4	4	1	24	239	272
BIG	47	262	19	901	155	1,384
Total exposures	$78	$464	$40	$1,649	$484	$2,715

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$13	$13	$—	$456	$27	$509
2005	32	161	19	199	88	499
2006	33	32	1	117	157	340
2007	—	258	20	840	212	1,330
2008	—	—	—	37	—	37
Total exposures	$78	$464	$40	$1,649	$484	$2,715

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2021
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$245	33.0%	46.7%	71.4%
AA	375	50.5	41.5	48.8
A	101	13.5	38.5	47.9
BBB	22	3.0	49.3	50.8
Total exposures	$743	100.0%	43.0%	56.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Number of Transactions	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$446	60.0%	43.8%	61.3%	13	AA+
U.S. mortgage and real estate investment trusts	94	12.7	47.3	64.3	3	A+
CLOs	203	27.3	39.3	41.2	1	AA-
Total exposures	$743	100.0%	43.0%	56.2%	17	AA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	June 30,	December 31,
	2021	2020
U.S. public finance:
Tax backed	$2,436	$2,167
General obligation	1,588	1,657
Municipal utilities	1,108	1,109
Higher education	131	147
Transportation	99	100
Housing revenue	94	94
Infrastructure finance	33	33
Healthcare	31	28
Other public finance	104	104
Total U.S. public finance	5,624	5,439
Non-U.S. public finance:
Infrastructure finance	372	403
Sovereign and sub-sovereign	107	455
Renewable energy	33	37
Total non-U.S. public finance	512	895
Total public finance	$6,136	$6,334

U.S. structured finance:
RMBS	$1,384	$1,480
Consumer receivables	82	90
Life insurance transactions	40	40
Other structured finance	7	31
Total U.S. structured finance	1,513	1,641
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,513	$1,641
Total BIG net par outstanding	$7,649	$7,975

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	June 30,	December 31,
	2021	2020
BIG Category 1
U.S. public finance	$1,901	$1,777
Non-U.S. public finance	465	846
U.S. structured finance	127	228
Non-U.S. structured finance	—	—
Total BIG Category 1	2,493	2,851
BIG Category 2
U.S. public finance	119	57
Non-U.S. public finance	—	—
U.S. structured finance	70	77
Non-U.S. structured finance	—	—
Total BIG Category 2	189	134
BIG Category 3
U.S. public finance	3,604	3,605
Non-U.S. public finance	47	49
U.S. structured finance	1,316	1,336
Non-U.S. structured finance	—	—
Total BIG Category 3	4,967	4,990
BIG Total	$7,649	$7,975

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of June 30, 2021
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
Puerto Rico Electric Power Authority	776	CCC
Illinois Sports Facilities Authority	260	BB+
Virgin Islands Public Finance Authority (Federal Excise Tax Match)	259	BB
Puerto Rico Municipal Finance Agency	223	CCC
Jackson Water & Sewer System, Mississippi	178	BB
Virgin Islands Public Finance Authority (Gross Receipts)	164	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton City, California	104	B
Harrisburg Parking System, Pennsylvania	77	B
Alabama State University	71	BB+
San Jacinto River Authority (GRP Project), Texas	67	BB+
Indiana University of Pennsylvania, Pennsylvania	62	CCC
Atlantic City, New Jersey	55	BB
Virgin Islands Water and Power Authority	52	CCC
Total U.S. public finance	$5,072

Non-U.S. public finance:
Road Management Services PLC (A13 Highway)	172	B+
M6 Duna Autopalya Koncesszios Zrt.	91	BB+
Private International Transaction	74	BB-
Total non-U.S. public finance	$337
Total	$5,409

U.S. structured finance:
RMBS:
Soundview 2007-WMC1	$151	CCC	38.1%
Option One 2007-FXD2	148	CCC	20.9%
Option One Mortgage Loan Trust 2007-HL1	105	CCC	21.3%
Argent Securities Inc. 2005-W4	93	CCC	9.5%
Nomura Asset Accept. Corp. 2007-1	86	CCC	23.7%
New Century 2005-A	71	CCC	25.4%
MABS 2007-NCW	54	B	23.2%
ACE 2007-SL1	51	CCC	3.9%
Subtotal RMBS	$759

Total U.S. structured finance	$759

Total non-U.S. structured finance	$—
Total	$759

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of June 30, 2021
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,534	BBB
New York Metropolitan Transportation Authority	1,858	A-
Pennsylvania (Commonwealth of)	1,796	A-
Illinois (State of)	1,457	BBB-
Puerto Rico Highways & Transportation Authority	1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
Foothill/Eastern Transportation Corridor Agency, California	1,196	BBB
North Texas Tollway Authority	1,160	A
Metro Washington Airports Authority (Dulles Toll Road)	1,093	BBB
California (State of)	984	AA-
CommonSpirit Health, IL	940	A-
San Diego Family Housing, LLC	931	AA
Philadelphia School District, Pennsylvania	909	A-
Great Lakes Water Authority (Sewerage), Michigan	897	A-
Suffolk County, New York	888	BBB
Alameda Corridor Transportation Authority, California	875	BBB+
Yankee Stadium LLC New York City Industrial Development Authority	855	BBB
Chicago Public Schools, Illinois	851	BBB-
New York (City of), New York	836	AA-
Massachusetts (Commonwealth of) Water Resources	823	AA
Massachusetts (Commonwealth of)	822	AA-
Tucson (City of), Arizona	813	A+
Wisconsin (State of)	800	A
Puerto Rico Electric Power Authority	776	CCC
Metropolitan Pier and Exposition Authority, Illinois	774	BBB-
Pennsylvania Turnpike Commission	763	A-
ProMedica Healthcare Obligated Group, Ohio	750	BBB
Montefiore Medical Center, New York	749	BBB-
Port Authority of New York and New Jersey	743	BBB-
Nassau County, New York	732	A-
Jefferson County Alabama Sewer	730	BBB
Central Florida Expressway Authority, Florida	697	A+
Pittsburgh Water & Sewer, Pennsylvania	687	A-
Clark County School District, Nevada	676	BBB+
Long Island Power Authority	666	A-
Philadelphia (City of), Pennsylvania	618	BBB+
Mets Queens Ballpark	609	BBB
Connecticut (State of)	592	A-
North Carolina Turnpike Authority	591	BBB-
Regional Transportation Authority (Sales Tax), Illinois	587	AA-
Hayward Unified School District, California	584	A
Oglethorpe Power Corporation, Georgia	575	BBB
LCOR Alexandria LLC	562	A-
Chicago (City of), Illinois	554	BBB-
Kansas City, Missouri	533	A
West Contra Costa Unified School District, California	532	AA-
Garden State Preservation Trust, New Jersey Open Space & Farmland	522	BBB+
New Jersey Turnpike Authority	512	A-
Sacramento County, California	501	A-
Anaheim (City of), California	491	A-
Total top 50 U.S. public finance exposures	$43,996
1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of June 30, 2021
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,000	AA
Private US Insurance Securitization	619	AA-
Private US Insurance Securitization	500	AA-
Private US Insurance Securitization	368	AA-
Private US Insurance Securitization	363	A
SLM Student Loan Trust 2007-A	304	A+
Fortress Credit Opportunities VII CLO Limited	203	AA-
Soundview 2007-WMC1	151	CCC
Option One 2007-FXD2	148	CCC
Private US Insurance Securitization	135	AA
SLM Student Loan Trust 2006-C	125	AA-
New Century Home Equity Loan Trust 2006-1	111	AAA
CWABS 2007-4	110	A+
Option One Mortgage Loan Trust 2007-HL1	106	CCC
Argent Securities Inc. 2005-W4	93	CCC
Nomura Asset Accept. Corp. 2007-1	86	CCC
Soundview Home Equity Loan Trust 2006-OPT1	74	AAA
OwnIt Mortgage Loan ABS Certificates 2006-3	73	AAA
Countrywide HELOC 2006-I	73	A
CWALT Alternative Loan Trust 2007-HY9	72	A
New Century 2005-A	71	CCC
Countrywide 2007-13	67	AA
ALESCO Preferred Funding XIII, Ltd.	67	AAA
Structured Asset Investment Loan Trust 2006-1	66	AAA
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Total top 25 U.S. structured finance exposures	$5,048

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of June 30, 2021
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,412	BBB
Southern Gas Networks PLC	United Kingdom	1,881	BBB
Quebec Province	Canada	1,827	A+
Thames Water Utilities Finance PLC	United Kingdom	1,820	BBB
Dwr Cymru Financing Limited	United Kingdom	1,743	A-
Anglian Water Services Financing PLC	United Kingdom	1,590	A-
Societe des Autoroutes du Nord et de l'est de la France S.A.	France	1,550	BBB+
National Grid Gas PLC	United Kingdom	1,400	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,286	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,270	BBB
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	1,084	AAA
Capital Hospitals (Issuer) PLC	United Kingdom	949	BBB-
Aspire Defence Finance plc	United Kingdom	867	BBB+
Verdun Participations 2 S.A.S.	France	732	BBB-
Yorkshire Water Services Finance Plc	United Kingdom	719	BBB
Sydney Airport Finance Company	Australia	666	BBB+
Envestra Limited	Australia	664	A-
National Grid Company PLC	United Kingdom	625	BBB+
South Lanarkshire Schools	United Kingdom	618	BBB
Campania Region - Healthcare receivable	Italy	587	BB+
Severn Trent Water Utilities Finance Plc	United Kingdom	572	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	557	BBB-
Derby Healthcare PLC	United Kingdom	532	BBB
Wessex Water Services Finance plc	United Kingdom	520	BBB+
United Utilities Water PLC	United Kingdom	488	BBB+
International Infrastructure Pool	United Kingdom	487	AAA
International Infrastructure Pool	United Kingdom	487	AAA
International Infrastructure Pool	United Kingdom	487	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	480	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	479	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	478	BBB-
South East Water	United Kingdom	458	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	453	BBB
Scotland Gas Networks plc	United Kingdom	452	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	397	A+
Private International Sub-Sovereign Transaction	United Kingdom	390	AA-
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	388	BBB-
Q Energy - Phase II - Pride Investments, S.A.	Spain	374	BBB+
Hypersol Solar Inversiones, S.A.U.	Spain	367	BBB
Private International Sub-Sovereign Transaction	United Kingdom	344	A
Octagon Healthcare Funding PLC	United Kingdom	339	BBB
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	335	BBB+
Feria Muestrario Internacional de Valencia	Spain	328	BBB-
Bakethin Finance Plc	United Kingdom	326	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	317	BBB
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	317	BBB
Northumbrian Water PLC	United Kingdom	315	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	311	BBB+
Private International Sub-Sovereign Transaction	United Kingdom	297	AA-
MPC Funding Limited	Australia	291	BBB+
Total top 50 non-U.S. exposures		$36,656

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Management fees:
CLOs	$12	$2	$24	$7
Opportunity funds and liquid strategies	5	3	9	5
Wind-down funds	2	7	5	16
Total management fees	19	12	38	28
Performance fees	—	—	1	—
Other income	2	1	2	2
Total revenues	21	13	41	30

Expenses
Employee compensation and benefit expenses	15	14	34	32
Amortization of intangible assets	3	3	6	6
Other operating expenses	6	7	13	14
Total expenses	24	24	53	52
Adjusted operating income (loss) before income taxes	(3)	(11)	(12)	(22)
Less:Provision (benefit) for income taxes	(1)	(2)	(3)	(4)
Adjusted operating income (loss)	$(2)	$(9)	$(9)	$(18)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended June 30, 2021

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, March 31, 2021	$14,331	$1,513	$384	$1,297	$17,525

Inflows-third party	400	26	—	—	426
Inflows-intercompany	—	—	—	—	—
Outflows:
Redemptions	—	—	—	—	—
Distributions	(227)	(157)	—	(98)	(482)
Total outflows	(227)	(157)	—	(98)	(482)
Net flows	173	(131)	—	(98)	(56)
Change in value	58	81	4	(20)	123
AUM, June 30, 2021	$14,562	$1,463	$388	$1,179	$17,592

Rollforward of Assets Under Management for the Six Months Ended June 30, 2021

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2020	$13,856	$1,486	$383	$1,623	$17,348

Inflows-third party	1,213	26	—	—	1,239
Inflows-intercompany	109	—	—	—	109
Outflows:
Redemptions	—	—	—	—	—
Distributions	(583)	(278)	—	(427)	(1,288)
Total outflows	(583)	(278)	—	(427)	(1,288)
Net flows	739	(252)	—	(427)	60
Change in value	(33)	229	5	(17)	184
AUM, June 30, 2021	$14,562	$1,463	$388	$1,179	$17,592

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of June 30, 2021:
Funded AUM (1)	$14,488	$951	$388	$1,157	$16,984
Unfunded AUM (1)	74	512	—	22	608

Fee-earning AUM (2)	$13,990	$1,174	$388	$751	$16,303
Non-fee earning AUM (2)	572	289	—	428	1,289

Intercompany AUM
Funded AUM	$491	$145	$367	$—	$1,003
Unfunded AUM	68	153	—	—	221

As of March 31, 2021:
Funded AUM	$14,222	$982	$384	$1,275	$16,863
Unfunded AUM	109	531	—	22	662

Fee-earning AUM	$11,960	$1,210	$384	$858	$14,412
Non-fee earning AUM	2,371	303	—	439	3,113

Intercompany AUM
Funded AUM	$451	$119	$363	$—	$933
Unfunded AUM	99	154	—	—	253

As of December 31, 2020:
Funded AUM	$13,809	$992	$383	$1,601	$16,785
Unfunded AUM	47	494	—	22	563

Fee-earning AUM	$10,248	$1,176	$383	$1,133	$12,940
Non-fee earning AUM	3,608	310	—	490	4,408

Intercompany AUM
Funded AUM	$405	$126	$362	$—	$893
Unfunded AUM	40	137	—	—	177

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Results
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Total revenues	$—	$—	—	(4)

Expenses
Interest expense	26	23	49	48
Employee compensation and benefit expenses	5	3	10	8
Other operating expenses	5	6	9	11
Total expenses	36	32	68	67
Equity in earnings of investees	—	—	—	(5)
Adjusted operating income (loss) before income taxes	(36)	(32)	(68)	(76)
Less:Provision (benefit) for income taxes	(2)	(6)	(5)	(11)
Adjusted operating income (loss)	$(34)	$(26)	$(63)	$(65)

Other

Assured Guaranty Ltd.
Other Results
(dollars in millions)

	Three Months Ended June 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(2)	4	2
Fair value gains (losses) on CIVs	—	21	—	21
Other income (loss)	8	—	—	8
Total revenues	6	19	2	27
Expenses
Loss and LAE	2	—	—	2
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	5	5
Total expenses	2	—	2	4
Equity in earnings of investees	—	(14)	—	(14)
Adjusted operating income (loss) before income taxes	4	5	—	9
Less: Provision (benefit) for income taxes	1	—	—	1
Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$3	$1	$—	$4

	Three Months Ended June 30, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(2)	—	(2)	(4)
Asset management fees	—	(1)	9	8
Fair value gains (losses) on CIVs	—	31	—	31
Other income (loss)	1	—	—	1
Total revenues	(2)	30	7	35
Expenses
Loss and LAE	(2)	—	—	(2)
Interest expense	—	—	(2)	(2)
Other operating expenses	—	(1)	9	8
Total expenses	(2)	(1)	7	4
Equity in earnings of investees	—	(26)	—	(26)
Adjusted operating income (loss) before income taxes	—	5	—	5
Less: Provision (benefit) for income taxes	—	—	—	—
Noncontrolling interests	—	5	—	5
Adjusted operating income (loss)	$—	$—	$—	$—

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Six Months Ended June 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(2)	—	(4)	(6)
Asset management fees	—	(4)	10	6
Fair value gains (losses) on CIVs	—	37	—	37
Other income (loss)	13	—	—	13
Total revenues	9	33	6	48
Expenses
Loss and LAE	5	—	—	5
Interest expense	—	—	(5)	(5)
Other operating expenses	—	—	11	11
Total expenses	5	—	6	11
Equity in earnings of investees	—	(24)	—	(24)
Adjusted operating income (loss) before income taxes	4	9	—	13
Less:Provision (benefit) for income taxes	1	—	—	1
Noncontrolling interests	—	8	—	8
Adjusted operating income (loss)	$3	$1	$—	$4

	Six Months Ended June 30, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(3)	—	(5)	(8)
Asset management fees	—	(2)	17	15
Fair value gains (losses) on CIVs	—	19	—	19
Other income (loss)	(8)	—	—	(8)
Total revenues	(13)	17	12	16
Expenses
Loss and LAE	(8)	—	—	(8)
Interest expense	—	—	(5)	(5)
Other operating expenses	—	(1)	17	16
Total expenses	(8)	(1)	12	3
Equity in earnings of investees	—	(16)	—	(16)
Adjusted operating income (loss) before income taxes	(5)	2	—	(3)
Less:Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	2	—	2
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Six Months Ended June 30, 2021		Year Ended December 31,
			2020		2019		2018		2017
GAAP Summary Statements of Operations Data
Net earned premiums	$205		$485		$476		$548		$690
Net investment income	138		297		378		395		417
Total expenses	276		729		503		422		748
Income (loss) before income taxes	140		386		460		580		991
Net income (loss) attributable to AGL	109		362		402		521		730
Net income (loss) attributable to AGL per diluted share	1.42		4.19		4.00		4.68		5.96

GAAP Summary Balance Sheet Data
Total investments and cash	$10,287		$10,000		$10,409		$10,977		$11,539
Total assets	17,226		15,334		14,326		13,603		14,433
Unearned premium reserve	3,704		3,735		3,736		3,512		3,475
Loss and LAE reserve	1,064		1,088		1,050		1,177		1,444
Long-term debt	1,720		1,224		1,235		1,233		1,292
Shareholders’ equity attributable to AGL	6,503		6,643		6,639		6,555		6,839
Shareholders’ equity attributable to AGL per share	87.74		85.66		71.18		63.23		58.95

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$365,317		$366,233		$374,130		$371,586		$401,118
Gross debt service outstanding (end of period)	365,768		366,692		375,776		375,080		408,492
Net par outstanding (end of period)	234,736		234,153		236,807		241,802		264,952
Gross par outstanding (end of period)	235,148		234,571		238,156		244,191		269,386

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$359,134		$360,392		$367,630		$359,499		$373,340
Gross debt service outstanding (end of period)	359,585		360,852		369,251		362,974		380,478
Net par outstanding (end of period)	229,252		229,008		230,984		230,664		239,003
Gross par outstanding (end of period)	229,663		229,426		232,333		233,036		243,217

Claims-paying resources(2)
Policyholders' surplus	$5,173		$5,077		$5,056		$5,148		$5,305
Contingency reserve	1,541		1,557		1,607		1,663		1,750
Qualified statutory capital	6,714		6,634		6,663		6,811		7,055
Unearned premium reserve and net deferred ceding commission income	2,986		2,983		2,961		2,950		2,849
Loss and LAE reserves	210		202		529		1,023		1,092
Total policyholders' surplus and reserves	9,910		9,819		10,153		10,784		10,996
Present value of installment premium	872		858		804		577		559
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		180		180
Total claims-paying resources	$11,182		$11,077		$11,357		$11,941		$12,135

Ratios:
Net exposure to qualified statutory capital	34	:1	35	:1	35	:1	34	:1	34	:1
Capital ratio	54	:1	54	:1	55	:1	53	:1	53	:1
Financial resources ratio	32	:1	33	:1	32	:1	30	:1	31	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	20	:1	19	:1	20	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$14,752		$33,596		$28,054		$31,989		$26,988
Public finance - non-U.S.	1,589		1,860		17,907		7,166		2,811
Structured finance - U.S.	509		508		1,704		1,191		500
Structured finance - non-U.S.	—		254		88		369		202
Total gross debt service written	$16,850		$36,218		$47,753		$40,715		$30,501

Net debt service written	$16,850		$35,965		$47,731		$40,630		$30,476
Net par written	11,609		23,012		24,331		24,538		17,962
Gross par written	11,609		23,265		24,353		24,624		18,024

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 17 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Six Months Ended June 30, 2021	Year Ended December 31,
		2020	2019	2018	2017
Total GWP	$171	$454	$677	$612	$307
Less: Installment GWP and other GAAP adjustments (2)	73	191	469	119	99
Upfront GWP	98	263	208	493	208
Plus: Installment premium PVP	69	127	361	204	107
Total PVP	$167	$390	$569	$697	$315

PVP:
Public finance - U.S.	$110	$292	$201	$402	$197
Public finance - non-U.S.	46	82	308	116	89
Structured finance - U.S.	11	14	53	167	14
Structured finance - non-U.S.	—	2	7	12	15
Total PVP	$167	$390	$569	$697	$315

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$109	$362	$402	$521	$730
Less pre-tax adjustments:
Realized gains (losses) on investments	1	18	22	(32)	40
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(50)	65	(10)	101	43
Fair value gains (losses) on CCS	(25)	(1)	(22)	14	(2)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	6	42	22	(32)	57
Total pre-tax adjustments	(68)	124	12	51	138
Less tax effect on pre-tax adjustments	14	(18)	(1)	(12)	(69)
Adjusted operating income (loss)	$163	$256	$391	$482	$661

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.42	$4.19	$4.00	$4.68	$5.96
Less pre-tax adjustments:
Realized gains (losses) on investments	0.01	0.21	0.22	(0.29)	0.33
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.65)	0.75	(0.11)	0.90	0.35
Fair value gains (losses) on CCS	(0.32)	(0.01)	(0.22)	0.13	(0.02)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.07	0.49	0.21	(0.29)	0.46
Total pre-tax adjustments	(0.89)	1.44	0.10	0.45	1.12
Tax effect on pre-tax adjustments	0.18	(0.22)	(0.01)	(0.11)	(0.57)
Adjusted operating income (loss) per diluted share	$2.13	$2.97	$3.91	$4.34	$5.41

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of June 30, 2021	As of December 31,
		2020	2019	2018	2017
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$6,503	$6,643	$6,639	$6,555	$6,839
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(41)	9	(56)	(45)	(146)
Fair value gains (losses) on CCS	27	52	52	74	60
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	552	611	486	247	487
Less taxes	(98)	(116)	(89)	(63)	(83)
Adjusted operating shareholders' equity	6,063	6,087	6,246	6,342	6,521
Pre-tax adjustments:
Less: Deferred acquisition costs	126	119	111	105	101
Plus: Net present value of estimated net future revenue	178	182	206	219	162
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,354	3,355	3,296	3,005	2,966
Plus taxes	(596)	(597)	(590)	(526)	(515)
Adjusted book value	$8,873	$8,908	$9,047	$8,935	$9,033

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(1), $-, $(2), $(1), and $(2))	$3	$2	$7	$3	$5

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $2, $2, $1, $4 and $3)	$(6)	$(8)	$(4)	$(15)	$(14)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$87.74	$85.66	$71.18	$63.23	$58.95
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.55)	0.12	(0.60)	(0.44)	(1.26)
Fair value gains (losses) on CCS	0.36	0.66	0.56	0.72	0.52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	7.45	7.89	5.21	2.39	4.20
Less taxes	(1.33)	(1.50)	(0.95)	(0.61)	(0.71)
Adjusted operating shareholders' equity per share	81.81	78.49	66.96	61.17	56.20
Pre-tax adjustments:
Less: Deferred acquisition costs	1.70	1.54	1.19	1.01	0.87
Plus: Net present value of estimated net future revenue	2.40	2.35	2.20	2.11	1.40
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	45.26	43.27	35.34	28.98	25.56
Plus taxes	(8.05)	(7.70)	(6.32)	(5.07)	(4.43)
Adjusted book value per share	$119.72	$114.87	$96.99	$86.18	$77.86

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity per share	$0.05	$0.03	$0.07	$0.03	$0.03

Gain (loss) related to VIE consolidation included in adjusted book value per share	$(0.09)	$(0.10)	$(0.05)	$(0.15)	$(0.12)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020.

U.S. Public Finance:

General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, and other physical assets delivering essential services supported either by long-term concession arrangements with a public sector entity or a regulatory regime. The majority of the Company's international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:

Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including "prime," "subprime" and "Alt-A." A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Definitions for Asset Management Segment
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. The Company uses measures of its AUM in its decision making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM's CLOs, including CLO equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in Second Quarter 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices, and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company's calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee-earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate:

•certain FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•certain investment vehicles for which the Company is deemed the primary beneficiary.

The Company provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty's financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of VIE consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company's PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com